EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-36658, 33-36657, 33-54143, 333-19641, 333-82801 and 333-40140 of Covanta
Energy Corporation (formerly Ogden Corporation ) on Form S-8 of our report dated March 27, 2001, appearing in this Annual Report on Form 10-K of Covanta Energy Corporation (formerly Ogden Corporation) for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

New York, New York
March 27, 2001